EXHIBIT 4.78

Dated 13 October 2025

Crayon Shipping Ltd

Inastros Maritime Corp.

Jasmer Shipholding Ltd

Chilali Corp.

Highbird Management Inc.

Iris Shipping Corporation

Kerkyra Shipping Corporation

Zakynthos Shipping Corporation

Persephone Shipping Corporation

as Original Borrowers

and

bole SHIPPING CORPORATION

SILVANUS MARINE COMPANY
as Additional Borrowers

and

NAVIOS MARITIME PARTNERS L.P.

as Guarantor

and

NAVIOS SHIPMANAGEMENT INC.
NAVIOS CONTAINERS MANAGEMENT INC.
NAVIOS TANKERS MANAGEMENT INC.
NAVIOS MARITIME MANAGEMENT INC.
NAVIOS TECHNICAL MANAGEMENT S.A.
NAVIOS INTERNATIONAL MANAGEMENT INC.
as Approved Managers

and

national bank of greece s.a.

as Lender

deed of Accession, release, AMENDMENT AND RESTATEMENT

relating to a facility agreement dated 25 June 2025

Index

Clause Page

1	Definitions and Interpretation	4
2	Conditions Precedent	7
3	Representations	7
4	Accession and Assumption	7
5	Release	8
6	Reassignment of Assigned Property	8
7	Further Documents	8
8	Amendment and Restatement of Facility Agreement and other Finance Documents	8
9	Further Assurance	10
10	Costs and Expenses	10
11	Notices	10
12	Counterparts	10
13	Governing Law	10
14	Enforcement	10

Schedules

Schedule 1 Conditions Precedent	12
Schedule 2 The Released Assets	14
Schedule 3 Forms of Notice of Reassignment	15
Part A Notice of Reassignment of Insurances (Owner)	15
Part B Notice of Reassignment of Insurances (Approved Manager)	16
Schedule 4 Effective Date Certificate	17

Execution

Execution Pages	18

Appendices

Appendix Form of Amended and Restated Facility Agreement (marked to indicate amendments)

EUROPE/79973960v3

THIS DEED is made on ____ October 2025

Parties

(1) CRAYON SHIPPING LTD, a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as an original borrower ("Original Borrower A")

(2) INASTROS MARITIME CORP., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as an original borrower ("Original Borrower B")

(3) JASMER SHIPHOLDING LTD, a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as an original borrower ("Original Borrower C")

(4) CHILALI CORP., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as an original borrower ("Original Borrower D")

(5) HIGHBIRD MANAGEMENT INC., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as an original borrower ("Original Borrower E")

(6) IRIS SHIPPING CORPORATION, a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as an original borrower ("Original Borrower F")

(7) KERKYRA SHIPPING CORPORATION, a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as an original borrower ("Original Borrower G")

(8) ZAKYNTHOS SHIPPING CORPORATION, a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as an original borrower ("Original Borrower H")

(9) PERSEPHONE SHIPPING CORPORATION, a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as an original borrower ("Original Borrower I")

(10) BOLE SHIPPING CORPORATION, a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as an additional borrower ("Additional Borrower A")

(11) SILVANUS MARINE COMPANY, a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as an additional borrower ("Additional Borrower B")

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(12) NAVIOS MARITIME PARTNERS L.P., a limited partnership formed in the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as guarantor (the "Guarantor")

(13) NAVIOS SHIPMANAGEMENT INC., a corporation domesticated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as manager ("Approved Manager A")

(14) NAVIOS CONTAINERS MANAGEMENT INC., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as manager ("Approved Manager B")

(15) NAVIOS TANKERS MANAGEMENT INC., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as manager ("Approved Manager C")

(16) NAVIOS MARITIME MANAGEMENT INC., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as manager ("Approved Manager D")

(17) NAVIOS TECHNICAL MANAGEMENT S.A., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as manager ("Approved Manager E")

(18) NAVIOS INTERNATIONAL MANAGEMENT INC., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as manager ("Approved Manager F")

(19) NATIONAL BANK OF GREECE S.A. acting through its office at 2 Bouboulinas Street & Akti Miaouli, Piraeus 185 35, Greece as lender (the "Lender")

Background

(A) By the Facility Agreement, the Lender agreed to make available to, among others, the Original Borrowers and the Released Borrowers a reducing revolving credit loan facility of (originally) up to $100,000,000.

(B) The Original Borrowers, the Released Borrowers and the Guarantor have requested that the Lender give its consent to, among other things, the following:

(i) the Additional Borrowers acceding to the Facility Agreement and assuming jointly and severally with the Original Borrowers their obligations under the Facility Agreement; and

(ii) the Released Borrowers be released from their obligations under the Facility Agreement and the other Finance Documents to which they are a party and certain assets of the Released Borrowers assigned, mortgaged, pledged or charged in favour of the Lender be released, all subject to the terms of this Deed, together, the "Request".

(C) This Deed sets out the terms and conditions on which the Lender agrees, with effect on and from the Effective Date, to:

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(i) the Request; and

(ii) the consequential amendments of the Facility Agreement and the other Finance Documents in connection with the Request.

(D) The Parties have agreed to amend and restate the Facility Agreement as set out in this Deed.

Operative Provisions

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1 Definitions and Interpretation

1.1 Definitions

In this Deed:

"Additional Borrower" means Additional Borrower A or Additional Borrower B.

"Additional Ship" means Additional Ship A or Additional Ship B.

"Additional Ship A" means the container carrier type of vessel under the name "SPECTRUM N" of approximately TEU 2,456 with IMO Number 9429314 documented in the name of Additional Borrower A under the laws and flag of Liberia as an Approved Flag.

"Additional Ship B" means the container carrier type of vessel under the name "NAVIOS SUMMER" of approximately TEU 3,450 with IMO Number 9308003 documented in the name of Additional Borrower B on and from the Delivery Date (as defined in the Amended and Restated Facility Agreement) under the laws and flag of the Marshall Islands as an Approved Flag.

"Amended and Restated Facility Agreement" means the Facility Agreement as amended and restated by this Deed in the form set out in the Appendix.

"Approved Manager" means Approved Manager A, Approved Manager B, Approved Manager C, Approved Manager D, Approved Manager E or Approved Manager F.

"Borrower" means Original Borrower A, Original Borrower B, Original Borrower C, Original Borrower D, Original Borrower E, Original Borrower F, Original Borrower G, Original Borrower H, Original Borrower I, Additional Borrower A or Additional Borrower B.

"Effective Date" means the date on which the Lender notifies the Borrowers (by way of a notice in the form set out in Schedule 4 (Effective Date Certificate)) as to the satisfaction of the conditions precedent as provided in Clause 2 (Conditions Precedent).

"Facility Agreement" means the facility agreement dated 25 June 2025 and made between, amongst others, (i) the Original Borrowers and the Released Borrowers as joint and several borrowers and (ii) the Lender.

"Mortgage Amendment" means, in relation to Ship A, Ship B and Ship H, any amendment to the Mortgage over that Ship in agreed form.

"Original Borrower" means Original Borrower A, Original Borrower B, Original Borrower C, Original Borrower D, Original Borrower E, Original Borrower F, Original Borrower G, Original Borrower H or Original Borrower I.

"Party" means a party to this Deed.

"Released Assets" means the assets listed in Schedule 2 (The Released Assets).

"Released Borrower A" means Legato Shipholding Inc., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

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"Released Borrower B" means Aurora Shipping Enterprises Ltd., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

"Released Borrower C" means Sun Shipping Corporation, a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

"Released Borrowers" means Released Borrower A, Released Borrower B or Released Borrower C.

"Released Ship A" means the container carrier type of vessel under the name "NAVIOS TEMPO" of approximately TEU 4,250 with IMO Number 9404209 documented in the name of the Released Borrower A under the laws and flag of Liberia as an Approved Flag.

"Released Ship B" means the bulk carrier type of vessel under the name "NAVIOS HOPE" of approximately DWT 76,619 with IMO Number 9328558 documented in the name of the Released Borrower B under the laws and flag of Panama as an Approved Flag.

"Released Ship C" means the bulk carrier type of vessel under the name "NAVIOS SUN" of approximately DWT 75,397 with IMO Number 9342865 documented in the name of the Released Borrower C under the laws and flag of Panama as an Approved Flag.

"Released Ships" means Released Ship A, Released Ship B or Released Ship C.

"Ship A" means the container carrier type of vessel under the name "NAVIOS MIAMI" of approximately TEU 4,563 with IMO Number 9445588 documented in the name of Original Borrower A under the laws and flag of Liberia as an Approved Flag.

"Ship B" means the container carrier type of vessel under the name "NAVIOS CHRYSALIS" of approximately TEU 4,730 with IMO Number 9345960 documented in the name of Original Borrower B under the laws and flag of Liberia as an Approved Flag.

"Ship C" means the container carrier type of vessel under the name "NAVIOS NERINE" of approximately TEU 4,730 with IMO Number 9345972 documented in the name of Original Borrower C under the laws and flag of Panama as an Approved Flag.

"Ship D" means the bulk carrier type of vessel under the name "NAVIOS AURORA II" of approximately DWT 169,031 with IMO Number 9481245 documented in the name of Original Borrower D under the laws and flag of Panama as an Approved Flag.

"Ship E" means the bulk carrier type of vessel under the name "NAVIOS CELESTIAL" of approximately DWT 58,063 with IMO Number 9496226 documented in the name of Original Borrower E under the laws and flag of Panama as an Approved Flag.

"Ship F" means the bulk carrier type of vessel under the name "N AMALTHIA" of approximately DWT 75,318 with IMO Number 9364277 documented in the name of Original Borrower F under the laws and flag of Panama as an Approved Flag.

"Ship G" means the oil tanker type of vessel under the name "NAVE GALACTIC" of approximately DWT 297,376 with IMO Number 9384617 documented in the name of Original Borrower G under the laws and flag of Cyprus as an Approved Flag.

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"Ship H" means the oil tanker type of vessel under the name "NAVE QUASAR" of approximately DWT 297,168 with IMO Number 9514559 documented in the name of Original Borrower H under the laws and flag of Liberia as an Approved Flag.

"Ship I" means the oil and chemical tanker type of vessel under the name "HECTOR N" of approximately DWT 38,402 with IMO Number 9384100 documented in the name of Original Borrower I under the laws and flag of Panama as an Approved Flag.

"Supplemental Charter Assignment" means, in relation to each Charter Assignment over an Initial Charter, any supplemental charter assignment of the rights of the relevant Original Borrower under the relevant Initial Charter executed or to be executed by that Original Borrower in favour of the Lender in agreed form.

"Supplemental General Assignment" means, in relation to each General Assignment relating to Ship A, Ship B, Ship C, Ship D, Ship E, Ship F, Ship G, Ship H and Ship I, any supplemental general assignment creating supplemental Security over:

(a) that Ship's Earnings, its Insurances and any Requisition Compensation in relation to that Ship; and

(b) any Charter and any Charter Guarantee in relation to that Ship,

in agreed form.

"Supplemental Security Document" means:

(a) any Mortgage Amendment;

(b) any Supplemental General Assignment; or

(c) any Supplemental Charter Assignment.

1.2 Defined expressions

Defined expressions in the Facility Agreement and the other Finance Documents shall have the same meanings when used in this Deed unless the context otherwise requires or unless otherwise defined in this Deed.

1.3 Application of construction and interpretation provisions of Facility Agreement

Clause 1.2 (construction) of the Facility Agreement applies to this Deed as if it were expressly incorporated in it with any necessary modifications.

1.4 Agreed forms of new, and supplements to, Finance Documents

References in Clause 1.1 (Definitions) to any document being in "agreed form" are to that document:

(a) in a form attached to a certificate dated the same date as this Deed (and signed by the Borrowers and the Lender); or

(b) in any other form agreed in writing between the Borrowers and the Lender.

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1.5 Designation as a Finance Document

The Borrowers and the Lender designate this Deed as a Finance Document.

1.6 Third party rights

(a) Unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Deed.

(b) Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Deed at any time.

2 Conditions Precedent

2.1 The Effective Date cannot occur unless the Lender has received all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Lender on or before 31 December 2025 or such later date as the Lender may agree with the Borrowers.

2.2 The Lender shall notify the Borrowers (by way of a notice in the form set out in Schedule 4 (Effective Date Certificate)) promptly upon being satisfied as to the satisfaction of the conditions precedent referred to in Clause 2 (Conditions Precedent) above.

3 Representations

3.1 Facility Agreement representations

Each Borrower (other than the Released Borrowers) that is a part to the Facility Agreement makes the representations and warranties set out in clause 17 (representations) of the Facility Agreement, as amended and restated by this Deed and updated with appropriate modifications to refer to this Deed and, where appropriate, the Supplemental Security Documents, by reference to the circumstances then existing on the date of this Deed and on the Effective Date.

3.2 Finance Document representations

Each Borrower (other than the Released Borrowers) and the Guarantor make the representations and warranties set out in the Finance Documents (other than the Facility Agreement) to which they are a party, as amended and restated and/or supplemented by this Deed and updated with appropriate modifications to refer to this Deed and, where appropriate, the Supplemental Security Documents, by reference to the circumstances then existing on the date of this Deed and on the Effective Date.

4 Accession and Assumption

(a) With effect on and from (and subject to the occurrence of) the Effective Date:

(i) each Additional Borrower agrees:

(A) to accede to the Amended and Restated Facility Agreement as a Borrower; and

(B) to be bound, on a joint and several basis with the Original Borrowers, by the terms of the Amended and Restated Facility Agreement;

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(ii) each of the Original Borrowers agrees to be jointly and severally liable together with the Additional Borrowers for:

(A) the repayment of the Loan in accordance with the Amended and Restated Facility Agreement; and

(B) all other obligations and liabilities under the Amended and Restated Facility Agreement; and

(iii) the Original Borrowers agree to the accession by the Additional Borrowers to the Amended and Restated Facility Agreement as Borrowers.

5 Release

With effect on and from (and subject to the occurrence of) the Effective Date, the Lender releases:

(a) the Released Borrowers, from their obligations under the Facility Agreement and the other Finance Documents to which they are a party;

(b) Approved Manager A, Approved Manager B and Approved Manager D, respectively, in their capacity as managers of the Released Ships from their obligations under the Finance Documents to which they are a party;

(c) all Security created in their favour by the Released Borrowers under the Security Documents to which they are a party; and

(d) all Security created in their favour by Approved Manager A, Approved Manager B and Approved Manager D, respectively, under the Finance Documents relating to the Released Ships to which they are a party.

6 Reassignment of Assigned Property

With effect on and from (and subject to the occurrence of) the Effective Date, the Lender, without any warranty, representation, covenant or other recourse, reassigns:

(a) to the Released Borrowers, all rights and interests of every kind in any Released Assets assigned to the Lender by the Released Borrowers; and

(b) to Approved Manager A, Approved Manager B and Approved Manager D, respectively, all rights and interests of every kind in any Released Assets assigned to the Lender by Approved Manager A, Approved Manager B and Approved Manager D, respectively.

7 Further Documents

With effect on and from (and subject to the occurrence of) the Effective Date and subject to the Borrowers paying to the Lender all expenses incurred by the Lender in accordance with clause 15 (costs and expenses) of the Facility Agreement, the Lender shall promptly after execution and delivery of this Deed deliver to the Released Borrowers:

(a) evidence that the relevant Mortgage over each Released Ship has been discharged; and

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(b) executed notices of reassignment of Insurances in the form set out in Part A and Part B respectively of Schedule 3 (Forms of Notice of Reassignment).

8 Amendment and Restatement of Facility Agreement and other Finance Documents

8.1 Specific amendments to the Facility Agreement

With effect on and from the Effective Date, the Facility Agreement shall be amended and restated in the form of the Amended and Restated Facility Agreement and, as so amended and restated, the Facility Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended and restated.

8.2 Amendments to Finance Documents

With effect on and from the Effective Date, the Finance Documents shall be, and shall be deemed by this Deed to be, amended and supplemented by construing the definition of, and references throughout each of the Finance Documents to, the "Facility Agreement" and any of the other Finance Documents shall be construed as if the same referred to, respectively, the Amended and Restated Facility Agreement.

8.3 Transaction Obligor Confirmation

On the Effective Date, each Borrower (other than the Released Borrowers) and the Guarantor:

(a) confirms its acceptance of the Amended and Restated Facility Agreement;

(b) agrees that it is bound as Transaction Obligor (each as defined in the Amended and Restated Facility Agreement);

(c) confirms that the definition of, and references throughout each of the Finance Documents to, the Facility Agreement and any of the other Finance Documents shall be construed as if the same referred to the Facility Agreement and those Finance Documents as amended and restated by this Deed; and

(d) (if it is the Guarantor) confirms that its guarantee and indemnity:

(i) continues to have full force and effect on the terms of the Amended and Restated Facility Agreement; and

(ii) extends to the obligations of the relevant Transaction Obligors under the Finance Documents as amended and restated by this Deed.

8.4 Security confirmation

On the Effective Date, each Borrower (other than the Released Borrowers) and each Approved Manager confirms that:

(a) any Security created by it under the Finance Documents extends to the obligations of the relevant Borrowers under the Finance Documents as amended and restated by this Deed;

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(b) the obligations of the relevant Borrowers under the Amended and Restated Facility Agreement are included in the Secured Liabilities (as defined in the Security Documents to which it is a party);

(c) the Security created under the Finance Documents continues in full force and effect on the terms of the respective Finance Documents; and

(d) to the extent that this confirmation creates a new Security, such Security shall be on the terms of the Security Documents in respect of which this confirmation is given.

8.5 Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect and, from the Effective Date:

(a) in the case of the Facility Agreement as amended and restated pursuant to Clause 8.1 (Specific amendments to the Facility Agreement);

(b) in the case of the other Finance Documents, as amended pursuant to Clause 8.2 (Amendments to Finance Documents);

(c) the Facility Agreement and the applicable provisions of this Deed will be read and construed as one document; and

(d) except to the extent expressly waived by the amendments effected by this Deed, no waiver is given by this Deed and the Lenders expressly reserve all their rights and remedies in respect of any breach of or other Default under the Finance Documents.

9 Further Assurance

Clause 19.22 (further assurance) of the Facility Agreement, as amended and restated by this Deed, applies to this Deed as if it were expressly incorporated in it with any necessary modifications.

10 Costs and Expenses

Clause 15.2 (amendment costs) of the Facility Agreement, as amended and restated by this Deed, applies to this Deed as if it were expressly incorporated in it with any necessary modifications.

11 Notices

Clause 31 (notices) of the Facility Agreement, as amended and restated by this Deed, applies to this Deed as if it were expressly incorporated in it with any necessary modifications.

12 Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

13 Governing Law

This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

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14 Enforcement

14.1 Jurisdiction

(a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed including a dispute regarding the existence, validity or termination of this Deed or any non-contractual obligation arising out of or in connection with this Deed) (a "Dispute").

(b) The Borrowers, the Guarantor and the Approved Managers accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly the Borrowers, the Guarantor and the Approved Managers will not argue to the contrary.

(c) To the extent allowed by law, this Clause 14.1 (Jurisdiction) is for the benefit of the Lender only. As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

14.2 Service of process

(a) Without prejudice to any other mode of service allowed under any relevant law, each Borrower, the Guarantor and the Approved Managers (other than a Borrower, the Guarantor and an Approved Manager incorporated in England and Wales):

(i) irrevocably appoints Hill Dickinson Services (London) Limited at its registered office from time to time, presently at The Broadgate Tower 7th Floor, 20 Primrose Street, London, EC2A 2EW, England, as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b) If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrowers, the Guarantor and the Approved Managers must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Lender. Failing this, the Lender may appoint another agent for this purpose.

This Deed has been executed as a Deed and delivered on the date stated at the beginning of this Deed.

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Execution Pages

ORIGINAL BORROWERS

EXECUTED AS A DEED )

by ) /s/ Panagiotis Boumpouras

as attorney-in-fact )

for and on behalf of )

CRAYON SHIPPING LTD )

in the presence of: )

Witness' signature: ) /s/ Aikaterina Dimitriou

Witness' name: )

Witness' address: )

EXECUTED AS A DEED )

by )

as attorney-in-fact ) /s/ Panagiotis Boumpouras

for and on behalf of )

INASTROS MARITIME CORP. )

in the presence of: )

Witness' signature: )

Witness' name: ) /s/ Aikaterina Dimitriou

Witness' address: )

EXECUTED AS A DEED )

by )

as attorney-in-fact ) /s/ Panagiotis Boumpouras

for and on behalf of )

JASMER SHIPHOLDING LTD )

in the presence of: )

Witness' signature: )

Witness' name: )

Witness' address: ) /s/ Aikaterina Dimitriou

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EXECUTED AS A DEED )

by )

as attorney-in-fact )

for and on behalf of ) /s/ Panagiotis Boumpouras

CHILALI CORP. )

in the presence of: )

Witness' signature: )

Witness' name: ) /s/ Aikaterina Dimitriou

Witness' address: )

EXECUTED AS A DEED )

by )

as attorney-in-fact ) /s/ Panagiotis Boumpouras

for and on behalf of )

HIGHBIRD MANAGEMENT INC. )

in the presence of: )

Witness' signature: ) /s/ Aikaterina Dimitriou

Witness' name: )

Witness' address: )

EXECUTED AS A DEED )

by )

as attorney-in-fact )

for and on behalf of ) /s/ Panagiotis Boumpouras

IRIS SHIPPING CORPORATION )

in the presence of: )

Witness' signature: )

Witness' name: ) /s/ Aikaterina Dimitriou

Witness' address: )

EXECUTED AS A DEED )

by )

as attorney-in-fact )

for and on behalf of ) /s/ Panagiotis Boumpouras

KERKYRA SHIPPING CORPORATION )

in the presence of: )

Witness' signature: )

Witness' name: ) /s/ Aikaterina Dimitriou

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Witness' address: )

EXECUTED AS A DEED )

by )

as attorney-in-fact ) /s/ Panagiotis Boumpouras

for and on behalf of )

ZAKYNTHOS SHIPPING CORPORATION )

in the presence of: )

Witness' signature: )

Witness' name: ) / s/ Aikaterina Dimitriou

Witness' address: )

EXECUTED AS A DEED )

by )

as attorney-in-fact )

for and on behalf of ) /s/ Panagiotis Boumpouras

PERSEPHONE SHIPPING )
CORPORATION )

in the presence of: )

Witness' signature: )

Witness' name: ) / s/ Aikaterina Dimitriou

Witness' address: )

ADDITIONAL BORROWERS

EXECUTED AS A DEED )

by )

as attorney-in-fact ) /s/ Panagiotis Boumpouras

for and on behalf of )

BOLE SHIPPING CORPORATION )

in the presence of: )

Witness' signature: )

Witness' name: ) / s/ Aikaterina Dimitriou

Witness' address: )

EXECUTED AS A DEED )

by )

as attorney-in-fact )

for and on behalf of )

SILVANUS MARINE COMPANY ) /s/ Panagiotis Boumpouras

in the presence of: )

Witness' signature: )

Witness' name: )

Witness' address: ) / s/ Aikaterina Dimitriou

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GUARANTOR

EXECUTED AS A DEED )

by )

as attorney-in-fact )

for and on behalf of ) / s/ Panagiotis Boumpouras

NAVIOS MARITIME PARTNERS L.P. )

in the presence of: )

Witness' signature: ) / s/ Aikaterina Dimitriou

Witness' name: )

Witness' address: )

APPROVED MANAGERS

EXECUTED AS A DEED )

by )

as attorney-in-fact )

for and on behalf of )

NAVIOS SHIPMANAGEMENT INC. ) / s/ Panagiotis Boumpouras

in the presence of: )

Witness' signature: ) / s/ Aikaterina Dimitriou

Witness' name: )

Witness' address: )

EXECUTED AS A DEED )

by )

as attorney-in-fact )

for and on behalf of ) / s/ Panagiotis Boumpouras

NAVIOS CONTAINERS )
MANAGEMENT INC. )

in the presence of: )

Witness' signature: )

Witness' name: ) / s/ Aikaterina Dimitriou

Witness' address: )

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EXECUTED AS A DEED )

by )

as attorney-in-fact )

for and on behalf of )

NAVIOS TANKERS ) /s/ Panagiotis Boumpouras
MANAGEMENT INC. )

in the presence of: )

Witness' signature: )

Witness' name: ) /s/ Aikaterina Dimitriou

Witness' address: )

EXECUTED AS A DEED )

by )

as attorney-in-fact )

for and on behalf of )/s/ Panagiotis Boumpouras

NAVIOS MARITIME )
MANAGEMENT INC. )

in the presence of: )

Witness' signature: )

Witness' name: ) / s/ Aikaterina Dimitriou

Witness' address: )

EXECUTED AS A DEED )

by )

as attorney-in-fact )

for and on behalf of ) /s/ Panagiotis Boumpouras

NAVIOS TECHNICAL )
MANAGEMENT S.A. )

in the presence of: )

Witness' signature: )

Witness' name: ) /s/ Aikaterina Dimitriou

Witness' address: )

EXECUTED AS A DEED )

by )

as attorney-in-fact )

for and on behalf of )

NAVIOS INTERNATIONAL ) / s/ Panagiotis Boumpouras
MANAGEMENT INC. )

in the presence of: )

Witness' signature: ) /s/ Aikaterina Dimitriou

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Witness' name: )

Witness' address: )

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LENDER

EXECUTED AS A DEED )

by )

duly authorised ) /s/ Sarri Aikaterini /s/ Andreas Mitsiopoulos for and on behalf of )

NATIONAL BANK OF GREECE S.A. )

in the presence of: )

Witness' signature: )

Witness' name: ) /s/ Ioli Petroula Vasalaki

Witness' address: )

19 EUROPE/79973960v3

Appendix

Form of Amended and Restated Facility Agreement (marked to indicate amendments)

Amendments are indicated as follows:

1 additions are indicated by underlined text in blue;

2 deletions are shown by strike-through text in red; and

3 moved wording is indicated by underlined text in green.

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